SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 26, 2012

Date of Report (Date of Earliest Event Reported)

VSUS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-51274	43-2033337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 174th Street # 816, Sunny Isles Beach, FL 33160
(Address of principal executive offices and Zip Code)

(410) 236-8200

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Company has entered into a private debt settlement agreement. The Company’s Preferred A shares will be held in escrow by an Attorney. The Preferred A Senior shares will be transferred to Mr. John Campo once the debt settlement agreement is fully effectuated.

Item 3.03 Material Modification to Rights of Security Holders

Cherish Adams will return to the Company treasury approximately 4,000,000 (Four Million Shares of Common Stock.

Kyle Gotshalk will return to the Company treasury approxamatily 3,750,000 (Three Million Seven Hundred Fifty Thousand Shares of Common Stock.

Therefore reducing the issued and outstanding of Common Stock by 7,750,000

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19,, 2012, VSUS Technologies, Inc., a Delaware corporation (the “Company”), the Board of Directors and a majority of the shareholders of the Company approved and accepted the following; Kyle Gotshalk, and Cherish Adams will resign, as Officers and Directors of the Company. Mr. Juan “John” Campo, will be the President and Sole Director. The Officer will receive stock in lieu of cash payments quarterly until such time that they are able to receive a salary. The Officer will also be given a stock bonus at each year end for their services to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSUS TECHNOLOGIES, INC.

Date: November 26, 2012	By:	/s/ John Campo
	Name:	John Campo
	Title:	President and Sole Director

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